                                                                     EXHIBIT 4.7


                                 LOAN AGREEMENT


                 This Loan Agreement is entered into this 26 day of April, 1996 by and between THE NATIONAL BANK OF SOUTH CAROLINA ("Bank") and AIR SOUTH AIRLINES, INC., a Delaware corporation ("Borrower").

                 In consideration of Bank making a loan of Two Million and 00/100 ($2,000,000.00) Dollars (the "Loan"), which is evidenced by that certain Note of even date herewith, together with all renewals, extensions, or modifications thereof (the "Note"), and secured by the unconditional guaranty of payment of Hambrecht & Quist Group, Inc. ("Guarantor"), Borrower agrees as follows:

                 1. REPRESENTATIONS AND WARRANTIES. To induce the Bank to make the Loan, Borrower (and Guarantor, where indicated) makes the following representations and warranties, which shall survive the execution and delivery of the Note, provided however, that Borrower makes no representations as to Guarantor and Guarantor makes no representations as to Borrower:

                 (a) The financial information furnished to Bank by Borrower ("Borrower's Financial Information") and Guarantor ("Guarantor's Financial Information") in connection with Borrower's application for the Loan and in the financial statements submitted to Bank presents fairly the financial position of Borrower or Guarantor, as the case may be, as of the respective dates thereof, and Borrower and Guarantor have no material undisclosed direct or contingent liabilities.

                 (b) Borrower is duly organized, existing and in good standing under the laws of the State of Delaware, is authorized to transact business in South Carolina and all other jurisdictions in which it is required to be so qualified, has corporate power to carry on the business in which it is engaged, and the obtaining and performance of the Loan have been duly authorized by all necessary action of the board of directors of the corporation under applicable law, and do not and will not (i) violate any provision of law or any of its organizational or other organic documents, or (ii) result in a breach of, constitute a default under, require any consent under, or result in the creation of any lien, charge, or encumbrance upon any property of Borrower pursuant to any instrument, order, or other agreement to which Borrower is a party or by which Borrower, any of its officers as such, or any of its property is bound.

                 (c) There are no material judgments, liens, encumbrances, or other security interests outstanding against Borrower or Guarantor other than those disclosed to Bank in Borrower's Financial Information, Guarantor's Financial Information or otherwise in writing in connection with Borrower's request for the Loan, and which in the case of Guarantor would have a material adverse effect on Bank's ability to enforce the guaranty made by Guarantor in favor of Bank.

                 (d) Borrower and Guarantor have not incurred any debts, liabilities, or obligations and have not committed to incur any debts, liabilities, or obligations other than those disclosed to Bank in Borrower's Financial Information or otherwise in writing in connection with Borrower's request for the Loan, and which in the case of Guarantor would have a material adverse effect on Bank's ability to enforce the guaranty made by Guarantor in favor of Bank.

                 2. USE OF LOAN PROCEEDS. The proceeds of the Loan will be used only for the purpose of providing working capital for Borrower's business including the reduction of existing debt and the payment of existing accounts payable.

                 3. STATEMENT OF ACCOUNT. Bank shall maintain, in accordance with its customary procedures, a loan account in the name of the Borrower in which shall be recorded the date and amount of each advance made by Bank and the date and amount of each payment in respect thereof; provided, however, the failure by Bank to record the date and amount of any advance shall not adversely affect Bank. The records of Bank with respect to the loan account shall be prima facie evidence of the amounts of advances and other changes thereto and of payments applicable thereto.

                 4. ADDITIONAL PAYMENTS. Any sum expended by Bank under this Agreement or any other document due to the Borrower's failure to perform or comply with its obligations under this Agreement or any other document may be charged to the Borrower's account as an advance.

                 5.       AFFIRMATIVE COVENANTS.  Borrower will:

                 (a) Reserve and keep in force all licenses, permits, and franchises necessary for the proper conduct of its business and duly pay and discharge all taxes, assessments, and governmental charges upon Borrower or against Borrower's property before the date on which penalties attached thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings.

                 (b) Permit any representative or agent of Bank to examine and audit any or all of Borrower's books and records when requested by Bank at Borrower's expense.

                 (c) Inform Bank immediately of any material adverse change in the financial condition of Borrower. Borrower will also promptly inform Bank of any litigation or threatened litigation which might materially adversely affect Borrower's financial condition.

                 6. NEGATIVE COVENANTS. Borrower will not, without prior written consent of Bank, which consent shall not be unreasonably withheld:

                 (a) Guarantee, endorse, or otherwise become surety for or upon the obligation of any person, firm, or corporation.

                 (b) Lend money or credit to or make or permit to be outstanding loans or advances to any person, firm, or corporation.

                 (c) Enter into any merger or consolidation, or sell, lease, transfer, or otherwise dispose of all or any substantial part of its assets (except in the ordinary course of business), whether now owned or hereafter acquired.

                 (d) Change its name or any name in which it does business, or move its principal place of business without giving written notice thereof to Bank at least thirty (30) days prior thereto.

                 7. EVENTS OF DEFAULT. The Bank shall have the option to declare the entire unpaid amount of the Loan and accrued interest immediately due and payable, without presentment, demand, or notice of any kind, it any of the following events occurs before the Loan is fully repaid.

                 (a) Any payment of principal or interest on the Loan is past due more than one business day after Bank has notified Borrower that such default has occurred.

                 (b) Any provision of this Agreement is breached or proves to be untrue or misleading in any material respect.

                 (c) Any warranty, representation, or statement made or furnished the Bank by Borrower in connection with the Loan and this Agreement (including any warranty, representation, or statement in the Borrower's financial statements) or to induce the Bank to make the Loan, is untrue or misleading in any material respect.

                 (d) Any default occurs under any agreement with another financial institution, which default is not corrected within the cure period provided in such agreement, if any.

                 (e) Any voluntary or involuntary bankruptcy, reorganization, insolvency, arrangement, receivership, or similar proceeding is commenced by or against Borrower under any federal or state law, or Borrower makes any assignment for the benefit of creditors.

                 (f) Any material part of the inventory, equipment, or other property of the Borrower, real or personal, tangible or intangible, is damaged or destroyed and the damage or destruction is not covered by collectible insurance.

                 In the case of each of each of subsections 8(b) through 8(d) above, Bank shall give notice of such default to Borrower and, if such default is curable, allow Borrower ten days in which to cure such default.

                 8. REMEDIES UPON DEFAULT. Without in any way limiting the generality of the foregoing, Bank shall also have the following specific rights and remedies:

                 (a) To exercise any and all rights of set-off which Bank may have against any account, fund, or property of any kind, tangible or intangible, belonging to Borrower which shall be in Bank's possession or under its control.

                 (b) To cure such defaults, with the result that all costs and expenses incurred or paid by Bank in effecting such cure shall be additional charges on the Loan which bear interest at the interest rate of the Loan and are payable upon demand.

                 The proceeds from any exercise of the foregoing rights shall be used to satisfy the following items in the order they are listed:

                 (a) The reasonable expenses of exercise the foregoing rights, including any legal costs and attorney's fees. If the Note is referred to an attorney for collection, Borrower and all others liable for the Loan jointly and severally agree to pay reasonable attorneys' fees.

                 (b) The expense of liquidating or satisfying any liens, security interests, or encumbrances on the collateral which may be prior to the obligations of the Borrower to the Bank.

                 (c) Any unpaid fees, accrued interest, and then the unpaid principal amount of the Loan.

                 (d)  Any other indebtedness of Borrower to Bank.

                 9. WAIVER. No failure or delay on the part of Bank in exercising any power or right hereunder, and no failure of Bank to give Borrower notice of a default hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No modification or waiver of any provision of this Agreement or any instrument executed pursuant hereto or consent to any departure by Borrower from this Agreement or such instrument shall in any event be effective unless the same shall be in writing, and such waiver or consent shall be effective only in the specific instance and for the particular purpose for which given.

                 10. BENEFIT. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns. Bank may assign this Agreement in whole or in part with any assignment of the Loan. Borrower may not assign this Agreement or its obligations under the Loan without Bank's written consent.

                 11. Governing Law and Jurisdiction. This Agreement and the other documents pertaining to the Loan, unless otherwise specifically provided therein, and all matters relating therein shall be governed by and construed and interpreted in accordance with the laws of the State of South Carolina. The Borrower hereby submits to the jurisdiction of the state and federal courts located in that state and agree that the Bank may, at its option, enforce its rights under the documents pertaining to the Loan in such courts or in any other jurisdiction in which the Bank is located or in which the Borrower may be located.

                 12. Assignment. Bank may assign this Agreement and any other document pertaining to the Loan, in whole or in part, to any other person or entity provided that, in the event of such assignment, the Bank shall thereafter be relieved of all liability hereunder. Borrower hereby authorizes Bank to disclose all information (including financial) provided to Bank by Borrower in connection with the Loan to any actual or prospective assignee of all or part of the Loan.

                 13. Severability. Invalidity of any one or more of the provisions of this Agreement shall in no way affect any one of the other provisions hereof, which shall pertain in full force and effect.

                                        AIR SOUTH AIRLINES, INC.


/s/                                     By:  /s/
------------------------------------       -------------------------------------
                                        Its Authorized Officer

/s/
------------------------------------



                                        THE NATIONAL BANK OF SOUTH CAROLINA


/s/                                     By:  /s/
------------------------------------       -------------------------------------
                                        Its Authorized Officer

/s/
------------------------------------



                         ACKNOWLEDGEMENT BY GUARANTOR


                 Guarantor hereby executes this instrument for the purposes of acknowledging the foregoing terms and conditions agreed to by Borrower and confirming all representations and warranties of Guarantor stated herein. Guarantor has been represented by Conley Godward Castro Huddleston & Tatum (Palo Alto, California) in connection with the registration and consummation of its guaranty of the Loan.

                                        HAMBRECHT & QUIST GROUP, INC.


                                        By: /s/
                                           -------------------------------------
                                        Its Authorized Signatory

 AIR SOUTH, INC.

 1800 ST JULIAN PL SUITE 400
 COLUMBIA, SC 29204-2412

             BORROWER'S NAME AND ADDRESS
"I" includes each borrower above, joint and severally.

--------------------------------------------------------------------------------

 National Bank of South Carolina
 1241 MAIN STREET
 COLUMBIA SC 29201

             LENDER'S NAME AND ADDRESS
"You" means the lender, its successors and assigns.

--------------------------------------------------------------------------------

 Loan Number  313056450 - 00001

 Date  April 26, 1996

*Maturity Date  December 01, 1996

 Loan Amount  $2,000,000.00

 Renewal Of _________________________________

--------------------------------------------------------------------------------

 For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of **TWO MILLION DOLLARS AND ZERO CENTS** Dollars $2,000,000.00

 [ ] Single Advance: I will receive all of this principal sum on ______________.
      No additional advances are contemplated under this note.

 [X] Multiple Advance: The principal sum shown above is the maximum amount of principal I can borrow under this note. On 04/26/1996 I will receive the amount of $____________ and future principal advances are contemplated.

      Conditions: The conditions for future advances are _______________________
      __________________________________________________________________________
      __________________________________________________________________________

      [X] Open End Credit: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on 12/01/1996.

      [ ] Closed End Credit: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).

 INTEREST: I agree to pay interest on the outstanding principal balance from 04/26/1996 at the rate of 10.250% per year until the next change in the index rate, if any.

 [X] Variable Rate: This rate may then change as stated below.

      [X] Index Rate: The future rate will be BASED ON the following index rate:
           NBSC PRIME RATE PLUS 2.00%

      [ ] No Index: The future rate will not be subject to any internal or external index. It will be entirely in your control.

      [X] Frequency and Timing: The rate on this note may change as often as NBSC PRIME RATE CHANGES. A change in the interest rate will take effect _____________________________________________________________.

      [ ] Limitations: During the term of this loan, the applicable annual interest rate will not be more than _________% or less than________%.

      Effect of Variable Rate: A change in the interest rate will have the following effect on the payments:
      [X] The amount of each scheduled payment will change.
      [ ] The amount of the final payment will change.
      [ ] __________________________________________.

 ACCRUAL METHOD: Interest will be calculated on a ACT/ACT basis.

 POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:

      [X] on the same fixed or variable rate basis in effect before maturity (as indicated above).

      [ ] at a rate equal to __________________________________________________.

 [X] LATE CHARGE: If a payment is made more than 10 days after it is due, I agree to pay a late charge of the lesser of 5% of the payment or $50.

 [ ] ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which [ ] are [ ] are not included in the principal amount above:
      _________________________________________________________________________.

 PAYMENTS: I agree to pay this note as follows:

 [X] Interest: I agree to pay accrued interest in 7 payment(s) MONTHLY STARTING
      June 01, 1996

*[X] Principal: I agree to pay the principal in 1 payment(s) in the amount of 2,000,000.00 AT MATURITY December 01, 1996

 [ ] Installments: I agree to pay this note in ____ payments. The first payment will be in the amount of $____________ and will be due __________________.
      A payment of $____________ will be due ___________________________________
      thereafter. The final payment of the entire unpaid balance of principal and interest will be due _____________________.

ADDITIONAL TERMS:

         A FINAL PAYMENT EQUAL TO THE OUTSTANDING BALANCE OF PRINCIPAL AND
* ACCRUED INTEREST SHALL BE DUE UPON THE EARLIER OF DECEMBER 1, 1996, OR THE DATE OF DISTRIBUTION TO THE BORROWER OF THE NET PROCEEDS OF THE PROPOSED SALE OF UP TO 3,400,000 SHARES OF THE BORROWER'S COMMON STOCK



PURPOSE: The purpose of this loan is    SIGNATURES: I AGREE TO THE TERMS OF THIS
WORKING CAPITAL                         NOTE (INCLUDING THOSE ON PAGE 2).  I
------------------------------------.   have received a copy on today's date.


Signature for Lender                       /s/ Clifton E. Haley
                                        ----------------------------------------
                                          CLIFTON E. HALEY  CHAIRMAN

 /s/  for Fred Green
-------------------------------------   ----------------------------------------
 FLG  FREDERICK GREEN, III


-------------------------------------   ----------------------------------------


                                        ----------------------------------------

                                                                   (page 1 of 2)

APPLICABLE LAW: The law of the state in which you are located will govern this note. Any term of this note which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement.
PAYMENTS: Each payment I make on this note will first reduce the amount I owe you for charges which are neither interest nor principal. The remainder of each payment will then reduce accrued unpaid interest, and then unpaid principal.
If you and I agree to a different application of payments, we will describe our agreement on this note. I may prepay a part of, or the entire balance of this loan without penalty, unless we specify to the contrary on this note. Any partial prepayment will not excuse or reduce any later scheduled payment until this note is paid in full (unless, when I make the prepayment, you and I agree in writing to the contrary).
INTEREST: If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal advanced at that time. Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to here (either before or after maturity).
If any notice of interest accrual is sent and is in error, we mutually agree to correct it, and if you actually collect more interest than allowed by law and this agreement, you agree to refund it to me.
INDEX RATE: The index will serve only as a device for setting the rate on this note. You do not guarantee by selecting this index, or the margin, that the rate on this note will be the same rate you charge on any other loans or class of loans to me or other borrowers.
ACCRUAL METHOD: The amount of interest that I will pay on this loan will be calculated using the interest rate and accrual method stated on page 1 of this note. For the purpose of interest calculation, the accrual method will determine the number of days in a "year." If no accrual method is stated, then you may use any reasonable accrual method for calculating interest.
POST MATURITY RATE: For purposes of deciding when the "Post Maturity Rate" (shown on page 1) applies, the term "maturity" means the date of the last schedule payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.
SINGLE ADVANCE LOANS: If this is a single advance loan, you and I expect that you will make only one advance of principal. However, you may add other amounts to the principal if you make any payments described in the "PAYMENTS BY LENDER" paragraph below.
MULTIPLE ADVANCE LOANS: If this is a multiple advance loan, you and I expect that you will make more than one advance of principal. If this is closed end credit, repaying a part of the principal will not entitle me to additional credit.
PAYMENTS BY LENDER: If you are authorized to pay, on my behalf, charges I am obligated to pay (such as property insurance premiums), then you may treat those payments made by you as advances and add them to the unpaid principal under this note, or you may demand immediate payment of the charges.
SET-OFF: I agree that you may set off any amount due and payable under this note against any right I have to receive money from you.
       "Right to receive money from you" means:
       (1) any deposit account balance I have with you;
       (2) any money owed to me on an item presented to you or in your possession for collection or exchange; and
       (3) any repurchase agreement or other nondeposit obligation.
       "Any amount due and payable under this note" means the total amount of which you are entitled to demand payment under the terms of this note at the time you set off. This total includes any balance the due date for which you properly accelerate under this note.
       If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right to set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.
       You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.
REAL ESTATE OR RESIDENCE SECURITY: If this note is secured by real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable law, by the terms of any separate instrument creating the security interest and, to the extent not prohibited by law and not contrary to the terms of the separate security instrument, by the "Default" and "Remedies" paragraphs herein.
DEFAULT: I will be in default if any one or more of the following occur: (1) I fail to make a payment on time or in the amount due; (2) I fail to keep the property insured, if required; (3) I fail to pay, or keep any promise, on any debt or agreement I have with you; (4) any other creditor of mine attempts to collect any debt I owe him through court proceedings; (5) I die, am declared incompetent, make an assignment for the benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due); (6) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was provided;
(7) I do or fail to do something which causes you to believe that you will have difficulty collecting the amount I owe you; (8) any collateral securing this note is used in a manner or for a purpose which threatens confiscation by a legal authority; (9) I change my name or assume an additional name without first notifying you before making such a change; (10) I fail to plant, cultivate and harvest crops in due season if I am a producer of crops; (11) any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained in 7 C.F.R. Part 1940, Subpart G, Exhibit M.
REMEDIES: If I am in default on this note you have, but are not limited to, the following remedies:
       (1) You may demand immediate payment of all I owe you under this note (principal, accrued unpaid interest and other accrued charges).
       (2) You may set off this debt against any right I have to the payment of money from you, subject to the terms of the "Set-Off" paragraph herein.
       (3) You may demand security, additional security, or additional parties to be obligated to pay this note as a condition for not using any other remedy.
       (4) You may refuse to make advances to me or allow purchases on credit by me.
       (5)    You may use remedy you have under state or federal law.
By selecting any one or more of these remedies you do not give up your right to later use any other remedy. By waiving your right to declare an event to be a default, you do not waive your right to later consider the event as a default if it continues or happens again.
COLLECTION COSTS AND ATTORNEY'S FEES: I agree to pay all costs of collection, replevin or any other or similar type of cost if I am in default. In addition, if you hire an attorney to collect this note, I also agree to pay any fee you incur with such attorney plus court costs (except where prohibited by law). To the extent permitted by the United States Bankruptcy Code, I also agree to pay the reasonable attorney's fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.
WAIVER: I give up my rights to require you to do certain things. I will not require you to do certain things. I will not require you to:
       (1)    demand payment of amounts due (presentment);
       (2)    obtain official certification of nonpayment (protest); or
       (3) give notice that amounts due have not been paid (notice of dishonor).
OBLIGATIONS INDEPENDENT: I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement). You may sue me alone, or anyone else who is obligated on this note, or any number of us together, to collect this note. You may do so without any notice that it has not been paid (notice of dishonor).
You may without notice release any party to this agreement without releasing any other party. If you give up any of your rights, with or without notice, it will not affect my duty to pay this note. Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it (Of course, you are entitled to only one payment in full.) I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of the note. I will not assign my obligation under this agreement without your prior written approval.
CREDIT INFORMATION: I agree and authorize you to obtain credit information about me from time to time (for example, by requesting a credit report) and to report to others your credit experience with me (such as a credit reporting agency). I agree to provide you, upon request, any financial statement or information you may deem necessary. I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.
NOTICE: Unless otherwise required by law, any notice to me shall be given by delivering it or by mailing it by first class mail addressed to me at my last known address. My current address is on page 1. I agree to inform you in writing of any change in my address. I will give any notice to you by mailing it first class to your address stated on page 1 of this agreement, or to any other address that you have designated.

--------------------------------------------------------------------------------------------------------------------
 DATE         PRINCIPAL     BORROWER'S        PRINCIPAL          PRINCIPAL     INTEREST      INTEREST      INTEREST
TRANSACTION    ADVANCE       INITIALS         PAYMENTS            BALANCE        RATE        PAYMENTS        PAID
                          (not required)                                                                   THROUGH
--------------------------------------------------------------------------------------------------------------------
  /  /        $                             $                   $                      %    $               /  /
--------------------------------------------------------------------------------------------------------------------
  /  /        $                             $                   $                      %    $               /  /
--------------------------------------------------------------------------------------------------------------------
  /  /        $                             $                   $                      %    $               /  /
--------------------------------------------------------------------------------------------------------------------
  /  /        $                             $                   $                      %    $               /  /
--------------------------------------------------------------------------------------------------------------------
  /  /        $                             $                   $                      %    $               /  /
--------------------------------------------------------------------------------------------------------------------
  /  /        $                             $                   $                      %    $               /  /
--------------------------------------------------------------------------------------------------------------------
  /  /        $                             $                   $                      %    $               /  /
--------------------------------------------------------------------------------------------------------------------
  /  /        $                             $                   $                      %    $               /  /
--------------------------------------------------------------------------------------------------------------------
  /  /        $                             $                   $                      %    $               /  /
--------------------------------------------------------------------------------------------------------------------
  /  /        $                             $                   $                      %    $               /  /
--------------------------------------------------------------------------------------------------------------------
  /  /        $                             $                   $                      %    $               /  /
--------------------------------------------------------------------------------------------------------------------

                                                                   (page 2 of 2)

                                   GUARANTY

                                          San Francisco               CA
                                     ----------------------- -------------------
                                              (City)                (State)

                                                                  April 26, 1996

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce National Bank of South Carolina (herein, with its participants, successors and assigns, called "Lender"), at its option, at any time or from time to time to make loans or extend other accommodations to or for the account of Air South Airlines, Inc. (herein called "Borrower") or to engage in any other transactions with Borrower, the Undersigned hereby absolutely and unconditionally guarantees to Lender the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of the debts, liabilities and obligations described as follows:

   A.  If this [X] is checked, the Undersigned guarantees to Lender the payment and performance of the debt, liability or obligation of Borrower to Lender evidenced by or arising out of the following: $2,000,000.00 Note dated April _____, 1996 (hereinafter referred to as the "Indebtedness").

   B. If this [ ] is checked, the Undersigned guarantees to Lender the payment and performance of each and every debt, liability and obligation of every type and description which Borrower may now or at any time hereinafter owe to Lender (whether such debt, liability or obligation now exists or is hereinafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several, or joint and several; all such debts, liabilities and obligations being hereinafter collectively referred to as the "Indebtedness"). Without limitation, this guaranty includes the following described debt(s):
       ACCT# _________  NOTE#__________________________________________________

  The term "Indebtedness" as used in this guaranty shall not include any obligations entered into between Borrower and Lender after the date hereof (including any extensions, renewals or replacements of such obligations) for which Borrower meets the Lender's standard of creditworthiness based on Borrower's own assets and income without the addition of a guaranty, or for which a guaranty is required but Borrower chooses someone other than the joint Undersigned to guaranty the obligation.

The Undersigned further acknowledges and agrees with Lender that:

   1. No act or thing need occur to establish the liability of the Undersigned hereunder, and no act or thing, except full payment and discharge of all indebtedness, shall in any way exonerate the Undersigned or modify, reduce, limit or release the liability of the Undersigned hereunder.

   2. This is an absolute, unconditional and continuing guaranty of payment of the Indebtedness and shall continue to be in force and be binding upon the Undersigned, whether or not all indebtedness is paid in full, until this guaranty is revoked by written notice actually received by the Lender, and such revocation shall not be effective as to indebtedness existing or committed for at the time of actual receipt of such notice by the Lender, or as to any renewals, extensions and refinancings thereof. If there be more than one Undersigned, such revocation shall be effective only as to the one so revoking. The death or incompetence of the Undersigned shall not revoke this guaranty, except upon actual receipt of written notice thereof by Lender and then only as to the decedent or the incompetent and only prospectively, as to future transactions, as herein set forth.

   3. If the Undersigned shall be dissolved, shall die, or shall be or become insolvent (however defined) or revoke this guaranty, then the Lender shall have the right to declare immediately due and payable, and the Undersigned will forthwith pay to the Lender, the full amount of all Indebtedness, whether due and payable or unmatured. If the Undersigned voluntarily commences or there is commenced involuntarily against the Undersigned a case under the United States Bankruptcy Code, the full amount of all Indebtedness, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.

   4. The liability of the Undersigned hereunder shall be limited to a principal amount of $2,000,000.00 (if unlimited or if no amount is stated, the Undersigned shall be liable for all Indebtedness, without any limitation as to amount), plus accrued interest thereon and all attorneys' fees, collection costs and enforcement expenses referable thereto. Indebtedness may be created and continued in any amount, whether or not in excess of such principal amount, without affecting or impairing the liability of the Undersigned hereunder. The Lender may apply any sums received by or available to Lender on account of the Indebtedness from Borrower or any other person (except the Undersigned), from their properties, or of any collateral security or from any other source to payment of the excess. Such application of receipts shall not reduce, affect or impair the liability of the Undersigned hereunder. If the liability of the Undersigned is limited to a stated amount pursuant to this paragraph 4, any payment made by the Undersigned under this guaranty shall be effective to reduce or discharge such liability only if accompanied by a written transmittal document received by the Lender, advising the Lender that such payment is made under this guaranty for such purpose.

   5. The Undersigned will pay or reimburse Lender for all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Lender in connection with the protection, defense or enforcement of this guaranty in any litigation or bankrupty or insolvency proceedings.

This guaranty includes the additional provisions on page 2, all of which are made a part hereof.

This guaranty is [X] unsecured; [ ] secured by a mortgage or security agreement dated _________________; secured by __________________________________________

        IN WITNESS WHEREOF, this guaranty has been duly executed by the Undersigned the day and year first above written.

                                        Hambrecht & Quist Group

                                        BY /s/
                                           ------------------------------------

                                           ------------------------------------
                                        BY
                                           ------------------------------------

                                           ------------------------------------

                            ADDITIONAL PROVISIONS

        6. Whether or not any existing relationship between the Undersigned and Borrower has been changed or ended and whether or not this guaranty has been revoked, Lender may, but shall not be obligated to, enter into transactions resulting in the creation or continuance of Indebtedness, without any consent or approval by the Undersigned and without any notice to the Undersigned. The liability of the Undersigned shall not be affected or impaired by any of the following acts or things (which Lender is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this guaranty, without notice to or approval by the Undersigned);
(i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Indebtedness; (ii) any one or more extensions or renewals of Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities or other contractual terms applicable to any indebtedness; (iii) any waiver, adjustment, forbearance, compromise or indulgence granted to Borrower, any delay or lack of diligence in the enforcement of indebtedness, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any indebtedness; (iv) any full or partial release of, settlement with, or agreement not to sue, Borrower or any other guarantor or other person liable in respect of any Indebtedness; (v) any discharge of any evidence of Indebtedness or the acceptance of any instrument in renewal thereof or substitution therefor; (vi) any failure to obtain collateral security (including rights of setoff) for Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to protect, insure, or enforce any collateral security; or any release, modification, substitution, discharge, impairment, deterioration, waste, or loss of any collateral security; (vii) any foreclosure or enforcement of any collateral security; (viii) any transfer of any indebtedness or any evidence thereof; (ix) any order of application of any payments or credits upon indebtedness; (x) any election by the Lender under sec. 1717 (b)(2) of the United States Bankruptcy Code.

        7. The Undersigned waives any and all defenses, claims and discharges of Borrower, or any other obligor, pertaining to indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Undersigned will not assert, plead or enforce against Lender any defense of waiver, release, statute of limitations, res judicate, statute of frauds, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Borrower or any other person liable in respect of any indebtedness, or any setoff available against Lender to Borrower or any such other person, whether or not on account of a related transaction. The Undersigned expressly agrees that the Undersigned shall be and remain liable, to the fullest extent permitted by applicable law, for any deficiency remaining after foreclosure of any mortgage or security interest securing indebtedness, whether or not the liability of Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The undersigned shall remain obligated, to the fullest extent permitted by law, to pay such amounts as though the Borrower's obligations had not been discharged.

        8. The Undersigned further agrees that the Undersigned shall be and remain obligated to pay Indebtedness even though any other person obligated to pay Indebtedness, including Borrower, has such obligation discharged in bankruptcy or otherwise discharged by law. "Indebtedness shall include post-bankruptcy petition interest and attorneys' fees and any other amounts which Borrower is discharged from paying or which do not otherwise accrue to indebtedness due to Borrower's discharge, and the Undersigned shall remain obligated to pay such amounts as though Borrower's obligations had not been discharged.

        9. If any payment applied by Lender to indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this guaranty be deemed to have continued in existence, notwithstanding such application, and this guaranty shall be enforceable as to such indebtedness as fully as if such application had never been made.

        11. The Undersigned waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing Indebtedness. Lender shall not be required first to resort for payment of the Indebtedness to Borrower or other persons or their properties, or first to enforce, realize upon or exhaust any collateral security for Indebtedness, before enforcing this guaranty.

        12. The liability of the Undersigned under this guaranty is in addition to and shall be cumulative with all other liabilities of the Undersigned to Lender as guarantor or otherwise, without any limitation as to amount unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

        13. This guaranty shall be enforceable against each person signing this guaranty, even if only one person signs and regardless of any failure of other persons to sign this guaranty. If there be more than one signer, all agreements and promises herein shall be construed to be, and are hereby declared to be, joint and several in each of every particular and shall be fully binding upon and enforceable against either, any or all the Undersigned. This guaranty shall be effective upon delivery to Lender, without further act, condition or acceptance by Lender, shall be binding upon the Undersigned and the heirs, representatives, successors and assigns of the Undersigned and shall inure to the benefit of Lender and its participants, successors and assigns. Any invalidity or unenforceability of any provision or application of this guaranty shall not affect other lawful provisions and application hereof, and to this end the provisions of this guaranty are declared to be severable. Except as authorized by the terms herein, this guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Undersigned and Lender. This guaranty shall be governed by the laws of the State of South Carolina. The Undersigned waives notice of Lender's acceptance hereof.

                             ADDENDUM TO GUARANTY

         This addendum dated as of April 26, 1996 is made a part of that certain Guaranty dated of even date (the "Guaranty") given by Hambrecht & Quist Group, Inc. ("Guarantor") to The National Bank of South Carolina ("Lender"). The Lender and Guarantor hereby amend the Guaranty as follows:

         1. Notwithstanding any claims, rights or remedies which Guarantor may have against Borrower or any other person to pay the indebtedness, including, without limitation, any right of subrogation, contribution, reimbursement, indemnification or exoneration (the "Reserved Rights"), Guarantor agrees that it shall not, in any action maintained by Lender against Guarantor seeking enforcement of the terms hereof, assert or prosecute any cause of action against Borrower or Lender with respect to the Reserved Rights.

         2. In the event the terms of the Guaranty are inconsistent with the terms of this Addendum, the terms of this Addendum shall control.



                                        HAMBRECHT & QUIST GROUP, INC.


                                        By: /s/ W.R. ?
------------------------------             -------------------------------------
                                        Its Authorized Officer


------------------------------


                                        THE NATIONAL BANK OF SOUTH CAROLINA


                                        By:
------------------------------             -------------------------------------
                                        Its Authorized Officer


------------------------------